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                                                                     EXHIBIT 2.1

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is dated as of February 20, 2004, among VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "COMPANY"), and the investors identified on the signature pages hereto (each, an "INVESTOR" and collectively, the "INVESTORS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "CLOSING" means the closing of the purchase and sale of the Securities pursuant to Article II.

                  "CLOSING DATE" means the Business Day immediately following the date on which all the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied in respect of the Closing.

                  "COMMISSION" means the Securities and Exchange Commission.

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                  "COMMON STOCK" means the common stock of the Company, par
value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  "COMPANY COUNSEL" means Rogers & Hardin LLP.

                  "EFFECTIVE DATE" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "INVESTMENT AMOUNT" means, with respect to each Investor, the investment amount indicated below such Investor's name on the signature page of this Agreement.

                  "LIEN" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

                  "PER UNIT PURCHASE PRICE" equals $1.80.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares and the Warrant Shares.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECURITIES" means the Shares, the Warrants and the Warrant Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

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                  "SHARES" means the shares of Common Stock issued or issuable to the Investors at the Closing.

                  "SIGNIFICANT INVESTOR" means any Investor with an Investment Amount equal to or greater than $1.5 million.

                  "SUBSIDIARY" means any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is quoted on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day; in any such event, a Trading Day shall be deemed to commence at 9:30 a.m. Eastern Time and conclude at 4:02 p.m. Eastern Time.

                  "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "WARRANTS" means the common stock purchase warrants in the form of Exhibit A, which are issuable to the Investors at the Closing.

                  "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and the Warrants representing such Investor's Investment Amount. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Closing Date or at such other location or time as the parties may agree.

         2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

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                           (i)      a certificate evidencing a number of Shares
equal to such Investor's Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor;

                           (ii)     a Warrant, registered in the name of such
Investor, pursuant to which such Investor shall have the right to acquire the number of shares of Common Stock equal to 25% of the number of the Shares issuable to such Investor pursuant to Section 2.2(a)(i);

                           (iii)    the legal opinion of Company Counsel, in
agreed form, addressed to the Investors;

                           (iv)     the Registration Rights Agreement, duly
executed by the Company; and

                           (v)      such other items as the Investors may
reasonably require of the Company in order to effectuate the transactions contemplated by this Agreement at the Closing.

                  (b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

                           (i)      its Investment Amount, in United States
dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                           (ii)     the Registration Rights Agreement, duly
executed by such Investor; and

                           (iii)    such other items as the Company may
reasonably require of the Investors in order to effectuate the transactions contemplated by this Agreement at the Closing.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Investors concurrently herewith (the parties agreeing that a disclosure in a particular section of the disclosure schedule shall only modify and qualify the specific representations and warranties therein specified in such section), the Company hereby makes the following representations and warranties to each
Investor:

                  (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in
Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, other than restrictions on transfer under applicable securities laws, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

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                  (b)      Organization and Qualification. Each of the Company
and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses

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(ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement and the filing with the Commission of a Form D pursuant to Regulation D promulgated under the Securities Act, (ii) filings required by state securities laws, which the Company will promptly, and in any event prior to the Effectiveness Date under the Registration Statement, make (at the sole expense of the Company) in order to permit the holders of the Securities to resell Securities to Persons in each State in the U.S.A., (iii) the filings required in accordance with Section 4.5, and (iv) those that have been made or obtained prior to the date of this Agreement.

                  (f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer under applicable securities laws. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares (as applicable).

                  (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is set forth in Schedule 3.1(g). Except as set forth in
Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being

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collectively referred to herein as the "SEC REPORTS" and, together with the
Schedules to this Agreement (if any), the "DISCLOSURE MATERIALS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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                  (k)      Labor Relations. No material labor dispute exists or,
to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (l)      Compliance. Neither the Company nor any Subsidiary
(i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

                  (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) Title to Assets. The Company and the Subsidiaries own no real property and have good and defensible title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, (i) all such Intellectual

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Property Rights are enforceable and (ii) there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (r) Internal Accounting Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-Q for the Company's most recently ended fiscal quarter (such date, the "EVALUATION DATE"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                  (s) Solvency. Based on the financial condition of the Company as of the relevant Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be

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paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (t) Certain Fees. Except as described in Schedule 3.1(t), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (u) Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2(b)-(e) and (g), no registration under the Securities Act is required for the offer and sale of the Shares and the Warrants, and the offer of the Warrant Shares, by the Company to the Investors under the Transaction Documents. Except as described in
Schedule 3.1(u), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (v) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market. The issuance and sale of the Securities under the Transaction Documents do not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted (including Rule 4350 of the Nasdaq Stock Market if the Trading Market is the Nasdaq National or Nasdaq SmallCap Market), and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the maximum number of Securities contemplated by Transaction Documents, including such as may be required pursuant to Nasdaq Rule 4350.

                  (w) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (x) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising

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their rights under the Transaction Documents, including without limitation the
Company's issuance of the Securities and the Investors' ownership thereof.

                  (y) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

                  (z) Disclosure. Except for the existence of this Agreement, the Company confirms that neither it nor any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

                  (a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.

                  (c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date which it exercises the Warrants it will be, an

"accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (e) Access to Information. Such Investor acknowledges that it has reviewed the disclosure materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (f) Limited Ownership. The purchase by such Investor of the Securities issuable to it at the Closing (including the Warrant Shares and any underlying shares of Common Stock that would be issuable in respect of any such Securities) will not result in such Investor (individually or together with other Person with whom such Investor has identified, or will have identified, itself as part of a "group" in a public filing made with the Commission involving the Company's securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

                  (g) Experience of Investor. Each Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities, at the present time, is able to afford a complete loss of such investment.

                  (h) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Investor's business and/or legal counsel in making such decision.

The Company acknowledges and agrees that each Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1      (a)      Securities may only be disposed of in compliance with
state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

                  (b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

                  [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities or the pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following the relevant Effective Date, or (ii) following a sale of any such Securities pursuant to Rule 144, or (iii) while such Securities are eligible for sale under Rule 144(k) (provided that the Investor provides the Company with such certifications as it may reasonably request to establish Rule 144(k) status), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following such time as restrictive legends are not required to be placed on certificates representing any such Securities, the Company will, no later than three Trading Days following the delivery by an Investor to the Company or the Company's transfer agent of a certificate representing such Securities containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         4.2 Furnishing of Information. As long as any Investor owns the Securities and the Company is required under the rules and regulations of the Exchange Act to file periodic reports with the Commission, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell any such Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities or may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale thereof for purposes of the rules and regulations of any Trading Market.

         4.4      Subsequent Registrations; Subsequent Placements.

                  (a) From the Closing Date through and including six months following the Effective Date, the Company will not, without the consent of each of the Significant Investors (i) directly or indirectly, offer, sell or grant any option to purchase (or announce any offer, sale, grant or any option to purchase) any of its Common Stock or Common Stock Equivalents, or (ii) file a registration statement (other than on a Form S-8 and pursuant to the Registration Rights Agreement) with the Commission with respect to any securities of the Company (the "BLOCKOUT PERIOD"). Notwithstanding the foregoing, at anytime after twelve (12) Trading Days following the Effective Date, the Company may file a registration statement on a Form S-4.

                  (b) Prior to the fourteenth (14th) month anniversary of the Closing Date (the "PARTICIPATION PERIOD"), the Company will not, directly or indirectly, sell, grant any option to purchase, or otherwise dispose of any Common Stock or Common Stock Equivalents or any of its Subsidiaries' equity or Common Stock Equivalents, including, without limitation, pursuant to a private placement, an equity line of credit or a shelf registration statement in accordance with Rule 415 under the Securities Act, (such sale, grant or disposition being referred to as "SUBSEQUENT PLACEMENT") except in accordance with Section 4.4(d) below.

                  (c) The Participation Period set forth in the preceding paragraph (b) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market or the Commission, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Investors for the resale of the shares underlying the Warrants.

                  (d) Subject to Section 4.4(e), prior to the end of the Participation Period, the Company will not, directly or indirectly, close any Subsequent Placement unless the Company shall have first complied with this
Section 4.4(d).

                           (i)      The Company shall deliver to each
Significant Investor a written notice (the "OFFER") of any proposed or intended issuance or sale or exchange of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the potential purchasers in the Subsequent Placement other than the Significant Investors, if such information is known to the Company as of the date of the Offer, and (z) offer to issue and sell to or exchange with each Significant Investor (A) a pro rata portion of up to thirty percent (30%) of the Offered Securities, based on such Significant Investor's pro rata portion of the aggregate Investment Amount paid by the Significant Investors for all of the Shares purchased hereunder by all Significant Investors (the "BASIC AMOUNT"), and (B) with respect to each Significant Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Significant Investors as such Significant Investor shall indicate it will purchase or acquire should the other Significant Investors subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                           (ii)     To accept an Offer, in whole or in part, a
Significant Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Trading Day from the delivery of the Offer, setting forth the portion of the Significant Investor's Basic Amount that such Significant Investor elects to purchase and, if such Significant Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Significant Investor elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Significant Investors are less than the total of all of the Basic Amounts, then each Significant Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Significant Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase that portion of the Available Undersubscription Amount as the Basic Amount of such Significant Investor bears to the total Basic Amounts of all Significant Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors the extent its deems reasonably necessary.

                           (iii)    The Company shall have fifteen (15) Trading
Days from the expiration of the period set forth in Section 4.4(d)(ii) above ("CLOSING PERIOD") to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Significant Investors (the "REFUSED SECURITIES"), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons than those set forth in the Offer.

                           (iv)     During the Closing Period, if the Company
provided information in the Offer about the identity of potential purchasers in the Subsequent Placement and the Company has identified no other potential purchasers, then the Company shall provide written notice as to such facts to the Significant Investors that delivered a Notice of Acceptance to the Company. No later than two (2) Trading Days after the Company has provided such notice, such Significant Investors may withdraw and revoke such Notice of Acceptance by providing written notice to the Company. If the Company did not provide any information in the Offer regarding the identity of potential purchasers in the Subsequent Placement, then, during the Closing Period, the Company shall provide written notice of such information to the Significant Investors that delivered a Notice of Acceptance to the Company. No later than two (2) Trading Days after the Company has provided such notice, such Significant Investors may withdraw and revoke such Notice of Acceptance by providing written notice to the Company.

                           (v)      If, at the end of the Closing Period, the
Company has not closed on such issuance, sale or exchange of the Refused Securities, then a Significant Investor may withdraw and revoke its Notice of Acceptance by providing written notice to the Company. If, after the Closing Period, the Company anticipates it will close on such issuance, sale or exchange, then the Company shall provide a written notice stating such anticipated closing date to the Significant Investors that delivered a Notice of Acceptance to the Company no later than five (5) Trading Days prior to such anticipated closing date. No later than three (3) Trading Days before such anticipated closing date, Significant Investors that have delivered a Notice of

Acceptance may withdraw or revoke such Notice of Acceptance (if not previously done so), or reinstate a Notice of Acceptance that has been previously revoked by such Significant Investor, by providing written notice to the Company. Notwithstanding the foregoing, if the anticipated closing date is more than thirty (30) Trading Days after the end of the Closing Period, then the sale, issuance or exchange to which such anticipated closing date relates shall be deemed a new Subsequent Placement which must comply with the Section 4.4(d) hereof.

                           (vi)     In the event the Company shall propose to
sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.4(d)(iii) above), then each Significant Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of to Offered Securities that the Significant Investor elected to purchase pursuant to Section 4.4(d)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Significant Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Significant Investors in accordance with Section 4.4(d)(i) above.

                           (vii)    Upon the closing of the issuance, sale or
exchange of all or less than all of the Refused Securities, each Significant Investor shall acquire from the Company, and the Company shall issue to each such Significant Investor, the number or amount of Offered Securities specified in such Significant Investor's Notices of Acceptance, as reduced pursuant to
Section 4.4(d) the Significant Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Significant Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Significant Investors of definitive transaction documents relating to such Offered Securities reasonably satisfactory in form and substance to the Significant Investors and the Company and their respective counsel.

                  (e) Notwithstanding anything to contrary contained in this Section 4.4, nothing shall prohibit the Company from offering, selling or issuing, either directly or indirectly, any Common Stock or Common Stock Equivalents (i) pursuant to Company stock option plans, or any similar stock option plan, stock purchase right or arrangement approved by the Company's Board of Directors, (ii) pursuant to restricted stock grants approved by the Company's Board of Directors, (iii) pursuant to warrants, options, or other rights outstanding as of the date of this Agreement (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein), (iv) issued in connection with equipment leases or real property leases, provided that not more than $250,000 of securities is so issuable and such leases are otherwise on customary terms; (v) issued as a dividend or distribution on the Common Stock or in connection with the subdivision of outstanding shares of Common Stock into a larger number of shares; (vi) issued as part of the purchase price of the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all of the assets of such other corporation or entity; or (vii) issued to the Company's primary lender in connection with the Company's credit relationship therewith or any renewal, modification or refinancing thereof which issuance does not exceed 350,000 shares of Common Stock or Common Stock Equivalents; provided, that such transaction is not primarily an equity capital raising transaction.

         4.5 Securities Laws Disclosure; Publicity. By 8:45 a.m. (New York City time) on the first Trading Day following each Closing Date, the Company shall issue a press release reasonably acceptable to the Investors disclosing the consummation of the transactions contemplated hereby and on such day file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

         4.6 Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "INVESTOR PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

         4.7 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding Action.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

         5.1 Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

                  (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

                  (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market; and

                  (f) Timing. The Closing shall have occurred no later than February 24, 2004.

         5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

                  (b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

                  (d) Timing. The Closing shall have occurred no later than February 24, 2004.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         6.1 Fees and Expenses. At the Closing, the Company shall reimburse the Investor identified in that certain letter from the Company dated as of the date hereof and acknowledged by such Investor up to $40,000 in connection with its diligence and legal fees concerning the transactions contemplated by the Transaction Documents (the Investor so identified may deduct such amount from the proceeds deliverable to the Company at the Closing), it being understood that the attorneys for such Investor have not rendered any legal advice to the Company or to any other Investor in connection with the transactions contemplated hereby and that the Company and each other Investor has relied for such matters on the advice of its own counsel. Except as specified in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities. Each Investor and the Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via confirmed facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day,
(c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, fees prepaid, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:                 Verso Technologies, Inc.
                                            400 Galleria Parkway, Suite 300
                                            Atlanta, GA 30339
                                            Attention: Chief Financial Officer
                                            (678) 589-3500 (phone)
                                            (678) 589-3750  (facsimile)

         With a copy to:                    Rogers & Hardin LLP
         (which shall not                   2700 International Tower
         constitute notice)                 229 Peachtree Street, NE
                                            Atlanta, GA 30303
                                            Attention: Robert C. Hussle, Esq.
                                            (404) 522-4700 (phone)
                                            (404) 525-2224 (facsimile)

         If to an Investor:                 To the address set forth under such
                                            Investor's name on the signature
                                            pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the then-outstanding Shares, except that a waiver will be effective if pertaining to a matter particular to a single Investor (which shall include any waiver of the conditions set forth in Section
5) if provided in writing by such Investor, or if pertaining to a waiver by the Company, if provided in writing by the Company. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

         6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors."

         6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party).

         6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         6.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

         6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

         6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         6.16 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

         6.17 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                            VERSO TECHNOLOGIES, INC.

                                            /s/ Steven A. Odom
                                            ------------------------------------
                                            Name:  Steven A. Odom
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

                                            [INVESTOR]

                                            By:_________________________________
                                               Name:
                                               Title:

                                            Investment Amount:  $[ ]

                                            Address for Notice: